Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on form S-8 of our report dated March 16, 2001, which appears in the annual Report on Form 10-KSB of Paradise Music & Entertainment, Inc. and Subsidiaries for the year ended December 31, 2000.

Roseland, New Jersey
September 7, 2001


                                      II-9